Exhibit 99B.16.A

                                 CODE OF ETHICS

                       OSTERWEIS CAPITAL MANAGEMENT, INC.

The provisions and requirements of this Code of Ethics apply to officers, directors and employees of Osterweis Capital Management, Inc. and members and shareholders of Osterweis Capital Management, LLC (together, "OCM").

1.   PURPOSE

In pursuing its mission as a premier investment management firm, OCM has earned a reputation for the highest integrity. An important contributor to this reputation is our philosophy and fiduciary duty of always placing the interests of our clients ahead of our own interests in all circumstances.

In addition, Rule 17j-1 (the "Rule 17j-1") under the Investment Company Act of 1940 Osterweis Capital Management, Inc. (the "Adviser"), which serves as investment adviser to The Osterweis Fund (the "Fund") a series of Professionally Managed Portfolios ("PMP"), a registered investment company, to adopt a written Code of Ethics. The Fund and the Adviser are also required to report to the Board of Trustees of PMP ("PMP's Board") any material compliance violations. PMP's Board may only approve a Code of Ethics after it has made a determination that the Code of Ethics contains provisions designed to prevent "Access Persons" (defined below) from engaging in fraud. In addition, certain key "Investment Personnel" (defined below) of the Fund are subject to further pre-clearance procedures with respect to their investment in securities offered through an initial public offering (an "IPO") or private placement (a "Limited Offering").

2.   DEFINITIONS

As generally defined in Rule 17j-1, and for purposes of this Code of Ethics:

ACCESS PERSON means any officer, director, employee, member, shareholder or Advisory Person of OCM. However, certain directors of OCM are not involved in the day-to-day operations of OCM or the Fund, and in the ordinary course of business, do not have knowledge of securities that are being purchased, sold or held by OCM on behalf of the Fund or client accounts. These directors are considered to be "Indepedent Directors" and are not subject to certain provisions of this Code of Ethics.

A list of Access Persons, including the Independent Directors, is set forth in Appendix 1.

ADVISORY PERSON means (i) any employee of OCM who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund or client accounts, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (ii) any natural person in a control relationship to the Fund or OCM who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund or client accounts.

BENEFICIAL   OWNERSHIP  In  general,  an  Access  Person  should  be  considered
"beneficial owner" of any security in which he or she has a direct or pecuniary interest. In addition, an Access Person should be considered to have Beneficial
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Ownership of a security  held by his or her spouse,  minor  children,  any other family member residing at the same address, or other persons, if by reason of any contract, understanding, relationship agreement, or other arrangement (a) if he or she has the power to sell or transfer the security or has the power to direct its sale or transfer; (b) if he or she has the power to vote the security or direct the vote; or (c) if he or she obtains from such securities benefits substantially equivalent to those of ownership.

CONTROL means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

COVERED SECURITY includes any all securities as defined in Section 2(36) of the Investment Company Act including, without limitation, stocks, bonds, shares of registered closed-end investment companies, unit trusts, partnership and similar intersts, notes, warrants or other related financial instruments such as futures and options, except: (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies (I.E., mutual funds). Covered Security includes IPOs and Limited Offerings.

INITIAL PUBLIC OFFERING (IPO) means an offering of securities registered under the Securities Act of 1933 (the "1933 Act"), the issuer of which, immediately before the registration was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

INVESTMENT PERSONNEL mean (i) any employee of OCM who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; and (ii) any natural person who controls the Fund or OCM and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund. Investment Personnel are also Access Persons.

LIMITED OFFERING mean an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) or Rule 504, Rule 505, or Rule 506 under the 1933 Act. Limited Offering includes private placements.

PURCHASE OR SALE OF COVERED SECURITY includes, among other things, the writing of an option to purchase or sell a Covered Security, selling a Covered Security short, and Buying a Covered Security to cover a short.

SECURITY HELD OR TO BE ACQUIRED includes: i) any Covered Security which, within the most recent 15 days: (a) is or has been held by the Fund; or (b) is being or has been considered by the Fund or OCM for purchase by the Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraphs (a) or (b) above.

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3.   GENERAL PROHIBITIONS

Fraudulent activities by affiliated persons of OCM or the Fund are prohibited. Specifically, any of such affiliated persons, in connection with the purchase or sale , directly or indirectly, by such persons of a Security Held or to be Acquired by the Fund may not:

(a)  Employ any device, scheme or artifice to defraud the Fund or OCM's clients;

(b) Make any untrue statement of a material fact to the Fund or OCM's clients or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

(c) Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund or OCM's clients; or

(d) Engage in any manipulative practice with respect to the Fund or OCM's clients.

4.   DIRECTOR OF COMPLIANCE

In order to meet the requirements of Rule 17j-1 and this Code of Ethics, OCM has adopted procedures for detecting and preventing material trading abuses including the appointment of a Director of Compliance. OCM's Director of Compliance will receive and review all reports delivered in accordance with
Section 6 below and will report to PMP's Board any material violations of the Code of Ethics in accordance with Section 7 below. Alternate compliance personnel have been appointed by OCM to receive and review all reports delivered by the Director of Compliance as well as any reports delivered in the absence of the Director of Compliance.

5.   RESTRICTIONS ON PERSONAL TRADING ACTIVITES

(a) No Access Person may purchase or sell directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership if such security to his or her actual knowledge at the time of such purchase or sale; (i) is being considered for purchase or sale by the Fund or a client account; or (ii) is in the process of being purchased or sold by the Fund or a client account (except that an Access Person may participate in a bunched transaction with the Fund and/or client accounts in accordance with trading policies and procedures adopted by OCM );

(b) With the exception of Independent Directors, Access Persons must obtain written pre-clearance of all purchases and sales of Covered Securities (including IPOs and Limited Offerings) that are or would be Beneficially Owned. The form to be used to obtain pre-clearance is attached as Appendix 2.

(c) No Access Person may trade ahead of the Fund or any client - a practice known as "frontrunning."

(d) No Access Person shall engage in any act, practice or course of conduct that would violate the General Prohibitions as set forth in Section 3, above.

6.   ACCESS PERSON REPORTS

All Access Persons of OCM are required to submit the following reports to the Director of Compliance for THEMSELVES AND ANY ACCOUNTS IN WHICH THEY HAVE BENEFICIAL OWNERSHIP. In lieu of providing the Quarterly Transaction Report, an

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Access Person may submit brokerage statements or transaction  confirmations that contain duplicate information. The Access Person should arrange to have brokerage statements and transaction confirmations sent directly to OCM's Director of Compliance (see Appendix 3 for the form of an Authorization Letter):

(a) INITIAL HOLDINGS REPORT. Within ten days of becoming an Access Person, each Access Person must report the following information:

     * The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

     * The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

     *    The date the report is submitted by the Access Person.

A form of the INITIAL HOLDINGS REPORT is attached as Appendix 4.

(b) QUARTERLY TRANSACTION REPORTS. Within ten days of the end of each calendar quarter, each Access Person must report the following information:

     With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

     * The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

     *    The nature of the transaction (I.E., purchase, sale);

     * The price of the Covered Security at which the transaction was effected;

     * The name of the broker, dealer or bank with or through which the transaction was effected; and

     *    The date that the report is submitted by the Access Person.

     With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person, the QUARTERLY TRANSACTION REPORT should :

     * The name of the broker, dealer or bank with whom the Access Person established the account;

     *    The date the account was established; and

     *    The date that the report is submitted by the Access Person.

A form of the QUARTERLY TRANSACTION REPORT is attached as Appendix 5.

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(c)  ANNUAL HOLDINGS REPORTS. Each year, the Access Person must report the following information:

     * The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

     * The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person; and

     *    The date the report is submitted by the Access Person.

A form of the ANNUAL HOLDINGS REPORT is attached as Appendix 6.

7.   ADMINISTRATION OF THE CODE OF ETHICS

(a) OCM must use reasonable diligence and institute policies and procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics;

(b) The Director of Compliance shall circulate this Code of Ethics and receive an acknowledgement from each Access Person that the Code of Ethics has been read and understood;

(c) The Director of Compliance shall compare all Reports with completed and contemplated portfolio transactions of the Fund to determine whether a possible violation of the Code of Ethics and/or other applicable trading policies and procedures may have occurred. The alternate compliance personnel shall review the Reports of the Director of Compliance.

(d) On an annual basis, the Director of Compliance shall prepare a written report describing any issues arising under the Code of Ethics or procedures, including information about any material Code of Ethics or violations of its underlying procedures and any sanctions imposed due to such violations and submit the information for review by the PMP's Board; and

(e) On an annual basis, the OCM and the Fund shall certify to PMP's Board that it has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code of Ethics.

8.   SANCTIONS

As to any material violation of this Code of Ethics, OCM shall adopt trading policies and procedures that provide for sanctions of the Access Persons. Such sanctions may include, but are not limited to: (1) a written reprimand in the Access Person's employment file; (2) a suspension from employment; and/or (3) termination from employment.

The PMP's Board may also impose sanctions as it deems appropriate, including sanctions against OCM or the Director of Compliance for failure to adequately supervise its Access Persons.

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9.   COMPLIANCE WITH OTHER SECURITIES LAWS

This Code of Ethics is not intended to cover all possible areas of potential liability under the Investment Company Act or under the federal securities laws in general. For example, other provisions of Section 17 of the Investment
Company Act prohibit various transactions between a registered investment company and affiliated persons, including the knowing sale or purchase of property to or from a registered investment company on a principal basis, and joint transactions (I.E., combining to achieve a substantial position in a security or commingling of funds) between an investment company and an affiliated person. Access Persons covered by this Code of Ethics are advised to seek advice from the Director of Compliance before engaging in any transactions involving securities held or under consideration for purchase or sale by the Fund or if a transaction directly or indirectly involves themselves and the Fund other than the purchase or redemption of shares of the Fund or the performance of their normal business duties.

In addition, the Securities Exchange Act of 1934 may impose fiduciary obligations and trading restrictions on access persons and others in certain situations. For this reason OCM has also adopted an Insider Trading Policy and it is expected that Access Persons be familiar with the Insider Trading Policy and be sensitive to these areas of potential conflict, even though this Code of Ethics does not address specifically these other areas of fiduciary responsibility.

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
                                   APPENDIX 1

                     ACCESS PERSONS AND INVESTMENT PERSONNEL

                                                         INVESTMENT PERSONNEL OR
NAME                                TITLE                 INDEPENDENT DIRECTOR?
----                                -----                 ---------------------
Dunegan, Dede            Director of Compliance                   NO

Friedman, Tully M.       Director                                 ID

Graves, Nicholas M.      Vice President/Analyst/                  IP
                         Assistant Portfolio Manager

Hellman, F. Warren       Director                                 ID

Hughes, Charlotte F.     Vice President/ Analyst/                 IP
                         Assistant Portfolio Manager

Lytle, Christopher H.    Vice President/Analyst/                  IP
                         Assistant Portfolio Manager

McKenna, Thomas P.       Vice President/                          IP
                         Portfolio Manager

Monosson, Steven A.      Vice President/Analyst/                  IP
                         Assistant Portfolio Manager

Nichter, Pamela S.       Vice President/Chief Financial           NO
                         Officer/Chief Operating Officer

Osterweis, John S.       Director/President/Secretary/            IP
                         Treasurer/Portfolio Manager

Sanchez, Cian S.         Trader                                   IP

The above list includes only those Access Persons who are associated with OCM and its business operations. The above list does not include those Access Persons who are not associated with OCM and its business operations such as the Officers and Trustees of The Osterweis Fund and its associated trust (Professionally Managed Portfolios).

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
                                   APPENDIX 2

OSTERWEIS CAPITAL MANAGEMENT
INTENTION TO EXECUTE EMPLOYEE PERSONAL TRADES
================================================================================

NAME OF EMPLOYEE:_______________________________________________________________

ACCOUNT NAME:___________________________________________________________________


DATE OF INTENDED   SHARES OR             NATURE OF TRANSACTION    NAME OF BROKER
  TRANSACTION       AMOUNT    SECURITY   (PURCHASE, SALE, ETC.)    OR BANK USED
  -----------       ------    --------   ----------------------    ------------


I confirm that I am not in possession of any Inside Information (as defined in OCM's Policies and Procedures Relating to Insider Trading and Other Securities
Laws) concerning this security or its issuer.

                                   _____________________________________________
                                   SIGNATURE OF EMPLOYEE OR EMPLOYEE'S SPOUSE

Trade Approved by:
NOTE: TIME AND DATE STAMP REQUIRED______________________________________________

* This form must be prepared and submitted to OCM's trading room for each security you want to purchase or sell (including short sales) prior to placing an order for any personal account.

* Personal accounts include each and every account for which an employee of OCM, an employee's spouse, minor child or other dependent influences or controls investment decisions. Personal accounts also include any other account in which an employee of OCM has a beneficial interest.

* No transaction shall be executed in any employee personal account until the employee has received a copy of the approved form, or received verbal or electronic messaging confirmation of approval. Regardless of the type of confirmation, a copy of the approved form will be delivered to the employee promptly.

* APPROVAL EXPIRES AT 12:00 AM PST (MIDNIGHT) ON APPROVAL DATE. IF YOU WISH TO TRADE ON THE FOLLOWING DAY, SUBMISSION OF A NEW FORM IS REQUIRED.

*    This form may be delivered to OCM's trading room by facsimile or in person.

* If you wish to block your trade with OCM's client trades, you may do so by notifying the trader. Alternatively, you may choose to place the trade yourself with your own broker after receiving approval.

* Approval by OCM's trading room means that to the best of the OCM trader's knowledge (1) the security is not being considered for purchase or sale by OCM for any client, and (2) the security is not in the process of being purchased or sold by OCM for any client, unless such purchases or sales have been substantially completed, or unless the trade is blocked with OCM client trades.

* If an employee wishes to take a position contrary to OCM's clients (i.e., requesting approval to sell a security purchased and still held by OCM clients or purchase a security recently sold by OCM clients), the employee must (i) state below a reason unique to such employee for proposing this position and (ii) demonstrate to the satisfaction of John Osterweis, or other Officer of OCM, that his or her proposed trade is unlikely to have a material adverse effect on any OCM client.

EMPLOYEE'S REASON FOR TAKING A SECURITY POSITION CONTRARY TO OCM CLIENTS:

OFFICER APPROVAL OF EMPLOYEE'S REASON:__________________________________________

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
                                   APPENDIX 3
                          FORM OF AUTHORIZATION LETTER


                                      Date


Name of Broker
Address

     Re: Brokerage Statements and Confirmations of [name of employee]

Ladies and Gentlemen:

     The above referenced person is an employee of Osterweis Capital Management. Federal securities laws require that we monitor the personal securities transactions of certain key personnel. By this Authorization Letter, and the acknowledgement of the employee below, please forward duplicate copies of the employee's brokerage statements and transaction confirmations to:

                             Director of Compliance
                          Osterweis Capital Management
                               One Maritime Plaza
                                    Suite 800
                             San Francisco, CA 94111

     Should you have any questions, please contact the undersigned at [number].

                                Very truly yours,


                                Dede Dunegan
                                Director of Compliance


AUTHORIZATION:

     I hereby authorize you to release duplicate brokerage statements and transaction confirmations to my employer.

                                Signature:______________________________________
                                Name:___________________________________________
                                SSN:____________________________________________
                                Account Number:_________________________________

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                                   APPENDIX 4
                             INITIAL HOLDINGS REPORT
             (complete within ten days of becoming an Access Person)
                                Date: ___________

NOTE: IN LIEU OF COMPLETING THIS REPORT, YOU MAY ATTACH DUPLICATE COPIES OF YOUR MOST RECENT BROKERAGE OR CUSTODIAN STATEMENTS AND SIGN BELOW CERTIFYING THAT ALL REQUIRED INFORMATION HAS BEEN PROVIDED.


1.   HOLDINGS

                                       NUMBER OF
     NAME OF COVERED SECURITY            SHARES           VALUE OF SECURITY
     ------------------------            ------           -----------------

     ------------------------            ------           -----------------

     ------------------------            ------           -----------------

     ------------------------            ------           -----------------

     ------------------------            ------           -----------------

     ------------------------            ------           -----------------

2.   BROKERAGE / CUSTODY ACCOUNTS


           NAME OF INSTITUTION AND                ACCOUNT    HAVE YOU REQUESTED
ACCOUNT HOLDERS' NAME (I.E., YOU, SPOUSE, CHILD)  NUMBER   DUPLICATE STATEMENTS?
------------------------------------------------  ------   ---------------------

------------------------------------------------  ------   ---------------------

------------------------------------------------  ------   ---------------------

------------------------------------------------  ------   ---------------------

------------------------------------------------  ------   ---------------------

------------------------------------------------  ------   ---------------------


SIGNED BY:   ______________________________________________________

PRINT NAME:  ______________________________________________________

REVIEWED BY: ______________________________________________________
                         (COMPLIANCE OFFICER SIGNATURE)

DATE:        _______________

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                                   APPENDIX 5
                          QUARTERLY TRANSACTION REPORT
               (complete within ten days of the___quarter of 2000)
                                Date: ___________

NOTE: IN LIEU OF COMPLETING THIS REPORT, YOU MAY ATTACH DUPLICATE COPIES OF ALL OF YOUR BROKERAGE OR CUSTODIAN STATEMENTS FOR THE QUARTER AND SIGN BELOW CERTIFYING THAT ALL REQUIRED INFORMATION HAS BEEN PROVIDED.


1.   TRANSACTIONS

                                           NATURE OF
    NAME OF                   NUMBER      TRANSACTION     PURCHASE     DATE OF
COVERED SECURITY   BROKER   OF SHARES   (I.E, BUY, SALE)    PRICE    TRANSACTION
----------------   ------   ---------   ----------------    -----    -----------

----------------   ------   ---------   ----------------    -----    -----------

----------------   ------   ---------   ----------------    -----    -----------

----------------   ------   ---------   ----------------    -----    -----------

----------------   ------   ---------   ----------------    -----    -----------

----------------   ------   ---------   ----------------    -----    -----------


2.   BROKERAGE / CUSTODY ACCOUNTS OPENED DURING QUARTER

            NAME OF INSTITUTION AND               ACCOUNT    HAVE YOU REQUESTED
ACCOUNT HOLDERS' NAME (I.E., YOU, SPOUSE, CHILD)  NUMBER   DUPLICATE STATEMENTS?
------------------------------------------------  ------   ---------------------

------------------------------------------------  ------   ---------------------

------------------------------------------------  ------   ---------------------

------------------------------------------------  ------   ---------------------

------------------------------------------------  ------   ---------------------

------------------------------------------------  ------   ---------------------


SIGNED BY:   ______________________________________________________

PRINT NAME:  ______________________________________________________

REVIEWED BY: ______________________________________________________
                         (COMPLIANCE OFFICER SIGNATURE)

DATE:        _______________

                                   APPENDIX 6
                             ANNUAL HOLDINGS REPORT
              (to be completed within thirty days of each year end)
                                Date: ___________

NOTE: IN LIEU OF COMPLETING THIS REPORT, YOU MAY ATTACH DUPLICATE COPIES OF YOUR MOST RECENT BROKERAGE OR CUSTODIAN STATEMENTS AND SIGN BELOW CERTIFYING THAT ALL REQUIRED INFORMATION HAS BEEN PROVIDED.


1.   HOLDINGS

                                       NUMBER OF
     NAME OF COVERED SECURITY            SHARES           VALUE OF SECURITY
     ------------------------            ------           -----------------

     ------------------------            ------           -----------------

     ------------------------            ------           -----------------

     ------------------------            ------           -----------------

     ------------------------            ------           -----------------

     ------------------------            ------           -----------------

2.   BROKERAGE / CUSTODY ACCOUNTS

           NAME OF INSTITUTION AND                ACCOUNT    HAVE YOU REQUESTED
ACCOUNT HOLDERS' NAME (I.E., YOU, SPOUSE, CHILD)  NUMBER   DUPLICATE STATEMENTS?
------------------------------------------------  ------   ---------------------

------------------------------------------------  ------   ---------------------

------------------------------------------------  ------   ---------------------

------------------------------------------------  ------   ---------------------

------------------------------------------------  ------   ---------------------

------------------------------------------------  ------   ---------------------


SIGNED BY:   ______________________________________________________

PRINT NAME:  ______________________________________________________

REVIEWED BY: ______________________________________________________
                         (COMPLIANCE OFFICER SIGNATURE)

DATE:        _______________

                                       13
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                                   APPENDIX 7

                             CERTIFICATE OF RECEIPT

                                 CODE OF ETHICS

                       OSTERWEIS CAPITAL MANAGEMENT, INC.
                        OSTERWEIS CAPITAL MANAGEMENT, LLC

I hereby certify that I have received a copy of the Code of Ethics of the above-named entities and that I have read it and understand it. I have had the opportunity to ask any questions I may have concerning the meaning and interpretation of the provisions of the Code of Ethics and I understand the obligations set forth therein applicable to me. I agree to abide by and comply with all such policies and procedures.

                                     Signed:

                                     ____________________________________

                                     Name: ______________________________

                                     Date: ______________________________

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